UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2011

Commission File Number: 000-53462

BUCKINGHAM EXPLORATION INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Suite 418-831 Royal Gorge Blvd, Cañon City, CO 81212, USA
 (Address of principal executive offices)

(604) 737 0203
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item	1.02 Termination of Material Definitive Agreement

We and Christopher Robin Relph, our President and Chief Executive Officer, have mutually agreed to the termination of the management agreement dated May 7, 2007 between us and Mr. Relph, as amended pursuant to an agreement dated April 30, 2008 (the “Management Agreement”) effective December 1, 2010 pursuant to the terms of the Management Agreement.

Under the terms of the Management Agreement, Mr. Relph had agreed to act as our principal officer in consideration of a salary of $20,000 per month.  We have agreed to pay Mr. Relph CDN$24,000 for his services for the quarter ended February 28, 2011 and plan to pay Mr. Relph appropriate fees for his services going forward.  No early termination penalties were incurred as a result of the termination of the Management Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2011		BUCKINGHAM EXPLORATION INC.

	By:	/s/ C. Robin Relph C. Robin Relph,
President